UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2023

Hawthorn Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	0-23636	43-1626350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102 (Address of Principal Executive Offices) (Zip Code)
573-761-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	HWBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Change in Registrant's Certifying Accountant.

The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Hawthorn Bancshares, Inc. (the "Company") conducted a comprehensive, competitive process to determine the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2024. The Audit Committee invited several firms to participate in this process, including KPMG LLP ("KPMG"), the Company's current independent registered public accounting firm.
(a) Dismissal of Independent Registered Public Accounting Firm

As a result of this process, following the review and evaluation of proposals from participating firms, on December 20, 2023, the Audit Committee and the Board approved the dismissal of KPMG as the Company's independent registered public accounting firm, effective upon completion of their audit of the Company's consolidated financial statements as of and for the year ending December 31, 2023, and the issuance of their reports thereon. The Company notified KPMG of the dismissal on December 21, 2023 (the "Notice Date").

The audit reports of KPMG on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company's two most recent fiscal years ended December 31, 2022 and 2021 and during the subsequent interim period from January 1, 2023 through the Notice Date, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with KPMG’s reports on the Company’s consolidated financial statements for 2022 and 2021, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions.
The Company provided KPMG with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”). A copy of KPMG's letter dated December 27, 2023 to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this report.
(b) Engagement of Independent Registered Public Accounting Firm
On the Notice Date, the Company notified FORVIS, LLP (“FORVIS”) that it had been selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 (beginning with a review of the Company's quarterly consolidated financial statements for the first quarter of the 2024 fiscal year), subject to completion of FORVIS’s standard client acceptance procedures. The selection of FORVIS was approved by each of the Audit Committee and the Board on December 20, 2023.
During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and the subsequent interim period from January 1, 2023 through the Notice Date, neither the Company nor anyone on its behalf consulted FORVIS regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that FORVIS concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).
Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description

16.1	Letter from KPMG, LLP dated December 27, 2023 to the Securities and Exchange Commission.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2023	Hawthorn Bancshares, Inc. By: /s/ Brent M. Giles Name: Brent M. Giles Title: Chief Executive Officer

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